UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 6, 2022 (October 3, 2022)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On October 3, 2022, The Hamilton Company, Inc. (“Hamilton”) experienced a cybersecurity incident involving ransomware. Hamilton has been engaged by NewReal, Inc., the general partner of New England Realty Associates Limited Partnership (the “Company”) to perform general management functions for the Company’s properties in exchange for management fees.  After becoming aware of the incident, Hamilton conducted an initial investigation into their digital environment and discovered encryption within the environment.  The threat actor encrypted areas within Hamilton’s digital environment. At this time, there is no evidence that backups are encrypted. Hamilton is still in the process of determining what, if any, data was accessed or acquired.  Currently, the encryption impacted access to some of Hamilton’s digital environment. Hamilton is working with independent third-party cybersecurity specialists to restore the environment and return to operations securely.

Security is a top priority for the Company and Hamilton, and the Company and Hamilton continue to work to take a series of measures to safeguard the integrity of its information technology systems. Hamilton engaged independent third-party cybersecurity specialists who are working to assist in the remediation and investigation of the incident. Additionally, Hamilton has implemented additional security measures in response to the incident, which includes enterprise-wide endpoint detection and response and password resets.  Hamilton has notified appropriate law enforcement authorities. Hamilton is also working closely with legal counsel.

Hamilton is in the early stages of its investigation and assessment of the security event and the Company cannot determine, at this time, the extent of the impact from such event on our business, results of operations or financial condition or whether such impact will have a material adverse effect.  The Company anticipates that as a result of the ransomware attack there is a substantial likelihood that the filing of the Company’s Form 10-Q for the quarter ended September 30, 2022 will be delayed.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to the occurrence of many events outside the Company’s control. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s expectations regarding its ability to contain the impacts of the ransomware incident and implement business continuity plans; and the Company’s ability to continue ongoing operations and safeguard the integrity of its information technology infrastructure, data and customer information. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the ransomware incident, legal, reputational and financial risks resulting from this and/or additional cybersecurity incidents, the effectiveness of business continuity plans during the ransomware incident, and the other risks and uncertainties further described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s other reports filed with or furnished to the United States Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. These forward-looking statements speak only as of the date of this report or as of the date to which they refer, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer
Date October 7, 2022

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